Exhibit 10.6

After recording, return to:

Bilzin Sumberg Baena
Price & Axelrod LLP
200 South Biscayne Boulevard, Suite 2500
Miami, Florida 33131-5340
Attn: Post-Closing Department

(Space Above For Recorder’s Use Only)

NOTE AND DEED OF TRUST

ASSUMPTION AGREEMENT

(JPMCC 2006-LDP6; Loan No. 030256201)

THIS NOTE AND DEED OF TRUST ASSUMPTION AGREEMENT (“Agreement”) is executed May 10, 2011, effective as of May 13, 2011, and is entered into among WELLS FARGO BANK, N.A., A NATIONAL BANKING ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP6 (“Lender”), each having an address at 9062 Old Annapolis Road, Columbia, MD 21045, Attention: Corporate Trust Services CMBS, Re: JPMCC 2006-LDP6; Loan No 030256201; GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTORS, LLC (“Griffin Capital”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 1, LLC (“TIC 1”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 2, LLC (“TIC 2”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 3, LLC (“TIC 3”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 4, LLC (“TIC 4”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 5, LLC (“TIC 5”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 6, LLC (“TIC 6”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 7, LLC (“TIC 7”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 8, LLC (“TIC 8”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 9, LLC (“TIC 9”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 10, LLC (“TIC 10”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 11, LLC (“TIC 11”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 12, LLC (“TIC 12”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 13, LLC (“TIC 13”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 14, LLC (“TIC 14”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 15, LLC (“TIC 15”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 16, LLC (“TIC 16”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 17, LLC (“TIC 17”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 18, LLC (“TIC 18”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 19, LLC (“TIC 19”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 20, LLC (“TIC 20”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 21, LLC (“TIC 21”), GRIFFIN CAPITAL

(CARLSBAD POINTE) INVESTOR 22, LLC (“TIC 22”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 23, LLC (“TIC 23”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 24, LLC (“TIC 24”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 25, LLC (“TIC 25”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 26, LLC (“TIC 26”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 27, LLC (“TIC 27”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 28, LLC (“TIC 28”), GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTOR 29, LLC (“TIC 29”), each a Delaware limited liability company (collectively, “Original Borrower”), each having an address at c/o Griffin Capital, 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245 and THE GC NET LEASE (CARLSBAD) INVESTORS, LLC, a Delaware limited liability company (“New Borrower”), having an address at C/O Griffin Capital, 2121 Rosecrans Avenue, Suite 3321, El Segundo , California 90245. Original Borrower and New Borrower are hereinafter sometimes collectively referred to as “Borrower Parties”.

PRELIMINARY STATEMENT

A.        Original Borrower is the current owner of fee title to that certain real property (“Land”) and the buildings and improvements thereon (“Improvements”), commonly known as “5781 Van Allen Way,” Carlsbad, California, more particularly described in Exhibit A attached hereto and made a part hereof (the Land and the Improvements are hereinafter sometimes collectively referred to as the “Project”).

B.        Lender is the current owner and holder of a loan (“Loan”) in the original principal amount of $37,000,000.00, as evidenced and/or secured by the documents described on Exhibit B attached hereto (together with any and all other agreements, documents, instruments evidencing, securing or in any manner relating to the Loan, as all of the same may be amended, restated, supplemented or otherwise modified from time to time, shall hereinafter be collectively referred to as the “Loan Documents”). The Loan is secured in part by the Project, which Project is described in and encumbered by the “Security Instrument” described on Exhibit B.

C.        New Borrower desires to purchase the Project from Original Borrower and to assume Original Borrower’s obligations under the Loan Documents as provided herein.

D.        A sale of the Project to, and the assumption of the Loan by, a third party without the consent of the holder of the Security Instrument is prohibited by the terms thereof.

E.        The Lender has agreed to consent to the following requested actions (collectively the “Requested Actions”): (i) Original Borrower selling the Project to New Borrower, (ii) New Borrower assuming all of Original Borrower’s obligations under the Loan Documents, on the terms and conditions hereinafter set forth.

In consideration of $10.00 paid by each of the parties to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE 1

ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

1.1        Original Borrower Representations. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, Original Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:

(a)        Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement are true and correct and incorporated into this Agreement by reference.

(b)        Authority of Original Borrower. Each Original Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of California. By his/her or their execution of this Agreement, the individual(s) signing this Agreement on behalf of an Original Borrower or on behalf of any entit(ies) signing on behalf of an Original Borrower represent and warrant to Lender, that each such individual(s), acting alone without the joinder of any other party, has the power and authority to execute this Agreement on behalf of and to duly bind such Original Borrower, or in the case of an entity signing on behalf an Original Borrower, duly bind such entit(ies) and such Original Borrower under this Agreement. The execution and delivery of, and performance under, this Agreement by each Original Borrower have been duly and properly authorized pursuant to all requisite limited liability company action and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Borrower or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Original Borrower or (ii) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Borrower is a party or by which the Project may be bound or affected.

(c)        Tenant in Common Agreement and Related Documents. Each Original Borrower hereby consents to the transfer and conveyance of the undivided interest of the other Original Borrowers in the Project to New Borrower, and waives any rights under that certain Tenants in Common Agreement dated February 12, 2006, and related documents, including without limitation, the Call Agreement, entered into in connection therewith or in connection with any of the transactions contemplated by this Agreement, including, without limitation, any restrictions on transfer, buy/sell rights, rights of appraisal, piggyback rights or rights of first offer or first refusal and any notice requirements in connection therewith or otherwise.

(d)        Compliance with Laws. To Original Borrower’s knowledge, all permits, licenses, franchises or other evidences of authority to use and operate the Project as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect. Original Borrower has not received any written notice from any governmental entity claiming that Original Borrower or the Project is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Project, including, without limitation, any notice relating to any violations of zoning, building, environmental, fire, health, or other laws, ordinances, rules, codes or regulations.

(e)        LTC Lease. The LTC Lease dated February 8, 2006, between Original Borrower, as Landlord, and Invitrogen Corporation, as Tenant, predecessor to Life Technologies Corporation, f/k/a Applied Biosystems, a Delaware corporation, the current Tenant under the LTC Lease, as modified by amendments dated January 29, 2008, August 26, 2009, January 28, 2010, and July 7, 2010 (as amended, the “LTC Lease”) is the only lease affecting the Project and is currently in full force and effect; Borrower has not been notified of any landlord default under the LTC Lease; there are no leasing broker’s or finder’s commissions of any kind due or to become due with respect to the LTC Lease or the Project and no security deposit has been paid under the LTC Lease. No material default currently exists or with the passage of time, the giving of notice, or both, is due to exist under the LTC Lease. There is no requirement under the LTC Lease to obtain the Tenant’s consent to the Requested Actions.

(f)        Title to Project and Legal Proceedings. Original Borrower is the current owner of fee title in the Project. There are no pending or, to the best of knowledge of Original Borrower, threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Original Borrower or the Project, or any pending or, to the best of knowledge of Original Borrower, threatened condemnation proceedings or annexation proceedings affecting the Project, or any agreements to convey any portion of the Project, or any rights thereto to any person, entity, or government body or agency not disclosed in this Agreement.

(g)        Loan Documents. The Loan Documents constitute valid and legally binding obligations of Original Borrower enforceable against Original Borrower, as limited herein, and the Project in accordance with their terms. Original Borrower acknowledges and agrees that nothing contained in this Agreement, nor the Requested Actions, shall release or relieve Original Borrower from its obligations, agreements, duties, liabilities, covenants and undertakings under the Loan Documents arising prior to the date hereof. Original Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender or any of Lender’s predecessors in interest, and any subsidiary or affiliate of Lender and all of the past, present and future officers, directors, contractors, employees, agents, servicers (including, but not limited to, Midland Loan Services, Inc. and LNR Partners, LLC, successor by statutory conversion to LNR Partners, Inc.), attorneys, representatives, participants, successors and assigns of Lender and Lender’s predecessors in interest (collectively, “Lender Parties”) or with respect to (i) the Debt (as such term is defined in the Security Instrument), (ii) the Loan Documents, or (iii) the Project. To the extent Original Borrower would be deemed to have any such defenses, setoffs, claims, counterclaims or causes of action as of the date hereof, Original Borrower knowingly waives and relinquishes them.

(h)        Bankruptcy. Original Borrower has no intent to (i) file any voluntary petition under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A. (“Bankruptcy Code”), or in any manner to seek any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors (“Debtor Proceeding”) under any local, state, federal or other insolvency law or laws providing relief for debtors, (ii) directly or indirectly cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against Original Borrower or any members thereof or (iii) directly or indirectly cause the Project or any portion or any interest of Original Borrower in the Project to become the property of any bankrupt estate or the subject of any Debtor Proceeding.

(i)        No Default. To Original Borrower’s knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents.

(j)        Reaffirmation. Original Borrower reaffirms and confirms the truth and accuracy of all representations and warranties set forth in the Loan Documents, in all material respects, as if made on the date hereof.

1.2        Acknowledgments, Warranties and Representations of New Borrower. As a material inducement to Lender to enter into this Agreement and to consent to the Requested Actions, New Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:

(a)        Incorporation of Recitals. All of the facts set forth in the Preliminary Statement of this Agreement are true and correct and incorporated into this Agreement by reference.

(b)        Authority of New Borrower.

(i)        New Borrower. New Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of California. The GC Net Lease Operating Partnership, L.P. (the “Operating Partnership”) is the sole member of New Borrower. Operating Partnership, acting alone without the joinder of any manager of New Borrower or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind New Borrower under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement and the Loan Documents by New Borrower have been duly and properly authorized pursuant to all requisite company action and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Borrower or the articles of organization, certificate of formation, operating agreement, limited liability company agreement, or any other organizational document of New Borrower or (ii) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Borrower is a party or by which the Project may be bound or affected.

(ii)        Operating Partnership. Operating Partnership is a duly organized, validly existing limited partnership in good standing under the laws of the State of Delaware and is qualified to transact business in the State of California. The GC Net Lease REIT, Inc. (the “REIT”) is the sole general partner of the Operating Partnership. The REIT, acting alone without the joinder of any other partner of the Operating Partnership or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind the Operating Partnership and New Borrower under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement and the Loan Documents by the Operating Partnership have been duly and properly authorized pursuant to all requisite partnership action and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Operating Partnership or the certificate of limited partnership or limited partnership agreement or any other organizational document of the Operating Partnership or (ii) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which the Operating Partnership is a party or by which the Project may be bound or affected.

(iii)        REIT. The REIT is a duly organized, validly existing corporation in good standing under the laws of the State of Maryland and is qualified to conduct business in California. Any of Kevin Shields, Julie Treinen, Michael Escalante, Joseph Miller or Mary Higgins (each an “Authorized Officer”), as Authorized Officers of the REIT, acting alone without the joinder of any other officer or director of the REIT or any other party, has the power and authority to execute this Agreement on behalf of and to duly bind the REIT, the Operating Partnership and New Borrower under this Agreement and the Loan Documents. The execution and delivery of, and performance under, this Agreement and the Loan Documents by Authorized Officer on behalf of the REIT have been duly and properly authorized pursuant to all requisite corporate action and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the REIT or the articles of incorporation or bylaws or any other organizational document of the REIT or (ii) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which the REIT is a party or by which the Project may be bound or affected.

(c)        Financial Statements. The financial statements and other information (“Financial Statements”) of the Operating Partnership and the REIT (individually and/or collectively “Principal”) which have been previously delivered to Lender are true, complete and accurate in all material respects and accurately represent the financial condition of Principal as of the date thereof. All of the assets shown on each Principal’s Financial Statements are owned by such Principal, individually, as their sole and separate property, and not otherwise jointly with any other person or entity. There has not been any material adverse change to the financial condition of Principal between the dates of the Financial Statements and the date of this Agreement. New Borrower also acknowledges and agrees to cause Principal to timely comply with all financial, bookkeeping and reporting requirements set forth in the Loan Documents, including, without limitation, those set forth in Section 3.8 of the Security Instrument. New Borrower acknowledges that the Financial Statements have been provided to Lender in conjunction with the assumption by Principal of the obligations of Current Sponsor Guarantor under the Guaranty, as described in Section 4.12 herein, and are being relied upon by Lender solely for such purpose. Lender agrees that since New Borrower is a single member limited liability company, to the extent that the Operating Partnership files a tax return instead of New Borrower, that it will provide Lender with the tax returns for the Operating Partnership instead of New Borrower. Similarly, to the extent that the balance sheets and financial statement of New Borrower are consolidated with this of the Operating Partnership, that the consolidated balance sheets and financial statements will clearly identify the assets and liabilities of New Borrower as belonging to New Borrower and will provide Lender with copies of said consolidated balance sheets and financial statements.

(d)        Bankruptcy Proceedings. None of New Borrower, the Operating Partnership nor the REIT or other entities which may be owned or controlled directly or indirectly by New Borrower, the Operating Partnership or the REIT (collectively, “Related

Entities”) has been a party to any Debtor Proceeding within seven (7) years prior to the date of this Agreement.

(e)        Defaults on Other Indebtedness. Neither New Borrower nor any Related Entities has materially defaulted under its or their obligations with respect to any other indebtedness.

(f)        New Borrower’s Organizational Documents. New Borrower has not transacted any business in New Borrower’s name since its formation. New Borrower is and will continue to be in full compliance with all of its organizational documents and the single purpose entity and separateness requirements of the Loan Documents and such organizational documents do not conflict with any of such single purpose entity and separateness requirements of the Loan Documents.

(g)        Assets of New Borrower. The only assets of New Borrower are the Project, the personal property owned by New Borrower and used in connection with the Project and cash or cash equivalents.

(h)        Management of Project. New Borrower is entering into that certain Property Management and Leasing Agreement with The GC Net Lease REIT Property Management, LLC, a Delaware limited liability company (“Project Manager”) for the management of the Project (the “New Management Agreement”). The term “Management Agreement” or “management agreement” or such other similar term in the Loan Documents shall hereafter refer to the New Management Agreement. The term “Property Manager” or such other similar term in the Loan Documents shall hereafter refer to the Project Manager. New Borrower covenants and agrees to comply with and to cause the Project Manager to comply with all terms and conditions of the Loan Documents concerning the management of the Project, including without limitation the obligation to obtain Lender’s consent to change the management of the Project to an entity or person other than Project Manager or to any transfer which would result in Kevin Shields (“Shields”) owning less than 51% of the direct or indirect ownership interests in Project Manager. Project Manager shall execute and deliver to Lender a subordination of the New Management Agreement in form acceptable to Lender.

(i)        Loans to Related Entities. There are no loans payable by New Borrower to any member(s) of New Borrower or any other Related Entities or other entities or persons.

(j)        Non-Consolidation Opinion. New Borrower will comply with each of the assumptions made with respect to it in that certain substantive non-consolidation opinion letter, dated the date hereof, delivered by New Borrower’s counsel in connection with the Requested Actions (the “Non-Consolidation Opinion”), including but not limited to, any exhibits attached hereto, any certificates referred to therein and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of the Security Instrument. New Borrower has caused and shall cause each entity other than the New Borrower with respect to which an assumption is made in the Non-Consolidation Opinion, including but not limited to, any exhibits attached thereto, and to comply with each of the assumptions made with respect to it in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, and any certificates referred to therein. All of the assumptions made in the Non-Consolidation

Opinion, including, but not limited to, any exhibits attached thereto, and any certificates referred to therein are true and correct.

(k)        New Borrower Parties’ Interests. Neither New Borrower nor any of its members or managers is obtaining a loan to finance its interest in New Borrower or the Project, other than that certain bridge loan in an amount not to exceed $12,300,000.00 made to the Operating Partnership, which bridge loan is not secured by a pledge of any direct or indirect ownership interest in New Borrower or the Project.

(l)        Prohibited Person. New Borrower warrants and represents, after review of the website identified below, that neither New Borrower nor Principal nor any of their respective officers, directors, shareholders, partners, members or affiliates (including the holders of indirect equity interests in New Borrower) is an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224, issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated Nationals and Blocked Persons” (which list may be published from time to time in various media including but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf, (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224, or (iv) who, to the knowledge of New Borrower, is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses [i] – [iv] above are herein referred to as a “Prohibited Person”). New Borrower covenants and agrees that neither New Borrower nor Principal nor any of their respective officers, directors, shareholders, partners, members or affiliates (including the holders of indirect equity interests in New Borrower) will (a) knowingly conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (b) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. New Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification as may be requested by Lender in its reasonable discretion, confirming that, based on reasonable inquiry (x) neither New Borrower nor Principal nor any of their respective officers, directors, shareholders, partners, members or affiliates (including the holders of indirect equity interests in New Borrower) is a Prohibited Person and (y) neither New Borrower, Principal nor their respective officers, directors, shareholders, partners, members or affiliates (including the holders of indirect equity interests in New Borrower) has (a) knowingly conducted any business, or engaged in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person or (b) knowingly engaged in or conspired to engage in any transaction that evaded or avoided, or had the purpose of evading or avoiding, or attempted to violate, any of the prohibitions set forth in EO13224.

(m)        Loan Documents. The Loan Documents, from and after the date hereof, are valid and legally binding obligations of New Borrower, enforceable against New Borrower and the Project in accordance with their terms. This Agreement and the execution of other documents contemplated hereby do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which New Borrower acknowledges to be valid and existing liens and security interests in the Project. New Borrower agrees that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transfer of the Project or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged. New Borrower has no defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action of any kind or nature whatsoever against the Lender Parties with respect to (i) the Loan, (ii) the Loan Documents, or (iii) the Project. To the extent New Borrower would be deemed to have any such defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action as of the date hereof, New Borrower knowingly waives and relinquishes them. New Borrower acknowledges that it has received copies of all of the Loan Documents.

(n)        No Default. To New Borrower’s actual knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents.

(o)        Inspections. New Borrower has not obtained any written inspection reports relating to the condition of the Project.

(p)        Reaffirmation. To New Borrower’s actual knowledge, New Borrower affirms and confirms the truth and accuracy of all representations and warranties set forth in the Loan Documents, in all material respects, as if made on the date hereof.

(q)        Acknowledgment of Waiver of Right to Prepay Loan. BY INITIALING BELOW, NEW BORROWER HEREBY EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT NEW BORROWER HAS NO RIGHT TO PREPAY THE NOTE IN WHOLE OR IN PART WITHOUT PAYMENT OF THE PREPAYMENT PREMIUM DESCRIBED IN AND PURSUANT TO THE TERMS OF PARAGRAPH 7 OF THE NOTE, AND THAT NEW BORROWER SHALL BE LIABLE FOR THE PAYMENT OF SAID PREPAYMENT PREMIUM PURSUANT TO THE TERMS OF PARAGRAPH 7 OF THE NOTE, IF AND TO THE EXTENT APPLICABLE UNDER PARAGRAPH 7. BY INITIALING BELOW, NEW BORROWER HEREBY AGREES TO THE TERMS OF PARAGRAPH 7 OF THE NOTE, INCLUDING, BUT NOT LIMITED TO THE WAIVERS SET FORTH THEREIN, AND EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS CONSENTED TO THE REQUESTED ACTIONS IN RELIANCE UPON SAID AGREEMENTS AND WAIVER OF NEW BORROWER AND THAT LENDER WOULD NOT HAVE CONSENTED TO THE REQUESTED ACTIONS WITHOUT SUCH AGREEMENTS AND WAIVERS OF NEW BORROWER.

X
New Borrower’s Initials

ARTICLE 2

ACKNOWLEDGMENTS AND COVENANTS OF BORROWER PARTIES

As a material inducement to Lender to enter into this Agreement and to consent to Requested Actions each of Borrower Parties, as to itself only, acknowledges, warrants, represents, covenants and agrees to and with Lender as follows:

2.1        Amended and Restated Reciprocal Parking, Access and Easement Agreement. Borrower Parties acknowledge and agree that all of Original Borrower’s rights under that certain Amended and Restated Reciprocal Parking, Access and Easement Agreement (the “REA”) dated as of September 20, 2010, among Original Borrower, as the Griffin Group, LTC, as LIFE, and Mararisk Carlsbad, LLC, as Mararisk, recorded on September 21, 2010 as Document No. 2010-0499652 in the San Diego County Recorder’s Office and any and all of the documents described therein have been irrevocably, unconditionally and absolutely granted, bargained, sold, enfeoffed, assigned, warranted, transferred and conveyed to Lender pursuant to the terms of the Security Instrument and such rights under the REA constitute a portion of the Property securing the Debt and assigned to New Borrower.

2.2        Assumption of Loan. New Borrower hereby assumes the indebtedness due under the Note, the Loan and all of Original Borrower’s other obligations, as grantor, mortgagor, borrower, assignor, trustor, indemnitor, guarantor, or maker, as the case may be, under the Loan Documents to the same extent as if New Borrower had signed such instruments. New Borrower agrees to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents.

2.3        Indebtedness. As of the date hereof, the outstanding principal balance of the Loan is $34,425448.60. In the event of any error in, or omission from, the foregoing, Lender shall not be prejudiced, limited, or estopped, in any way in its right to charge, collect and receive any and all monies lawfully due Lender under the Loan Documents. By its execution hereof, Lender represents and warrants to New Borrower that to Lender’s actual knowledge (i) the amounts set forth above are correct, (ii) Lender has not issued any written notices of default to Original Borrower which have not been cured, and (iii) there are no existing material defaults under the Loan Documents.

2.4        Assumption Fee. Simultaneously with or prior to the execution hereof, any or both of Borrower Parties shall pay to or has paid Lender: (i) an application fee of $10,000.00; (ii) an assumption fee equal to $344,254.49, which is 1% of the outstanding principal balance of the Loan; (iii) an administration fee equal to $125.00; (iv) a flood determination fee equal to $15.00; (v) a credit review fee equal to $976.50; and (iv) an insurance review fee equal to $400.00, each of which Borrower Parties agrees are fees for new consideration and are not interest charged in connection with the Loan.

2.5        Payment of Transaction Costs and Expenses. Any or both of Borrower Parties shall pay at the time of execution of this Agreement by Lender: (a) the legal fees and disbursements of Lender’s counsel, Bilzin Sumberg Baena Price & Axelrod LLP, in connection with the preparation of this Agreement and the transactions contemplated in this Agreement; (b)

all recording costs and documentary stamps, or other taxes if any, due upon the recording of this Agreement; and (c) the costs of updating Lender’s policy of title insurance insuring the Security Instrument to a current date and endorsing such policy to include this Agreement in the description of the Security Instrument with no additional exceptions, or, at Lender’s option, the cost of obtaining a new Lender’s policy of title acceptable to Lender insuring the Loan Documents as affected by this Agreement.

2.6        Release and Covenant Not To Sue. Each of Borrower Parties, as to itself and all of its respective heirs, successors and assigns only, hereby remises, releases, acquits, satisfies and forever discharges Lender Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, inactions, claims, demands and causes of action of any nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which any of Borrower Parties now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of execution of this Agreement (“Acquisition Date”), including, without limitation, matters arising out of or relating to (a) the Loan (b) the Loan Documents, and (c) the Project. Each of Borrower Parties, as to itself and all of its respective heirs, successors and assigns only, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action arising during the period from the beginning of the world to the Acquisition Date. As further consideration for the agreements herein contained, each of Borrower Parties, hereby agrees, represents and warrants that the matters released in this Agreement are not limited to matters which are known or disclosed, and each of Borrower Parties hereby waives any and all rights and benefits with respect to any matters arising out of or relating to any matter, cause or thing, from the beginning of the world to and including the Acquisition Date, including without limitation matters arising out of or relating to (i) the Loan, (ii) the Loan Documents, and (iii) the Project which any of Borrower Parties now have, or in the future may have, conferred upon any of Borrower Parties by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In this connection, each of Borrower Parties hereby agrees, represents, and warrants that it realizes and acknowledges that factual matters now unknown to one or more of the Borrower Parties may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each of Borrower Parties further agrees, represents and warrants that the release herein contained has been negotiated and agreed upon in light of that realization and that Borrower Parties nevertheless hereby intends to release, discharge and acquit all parties so released from any such unknown claims.

2.7        Further Assurances. Borrower Parties shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be requested from time to time by Lender to perfect and to maintain the perfection of Lender’s security interest in and to the Project, and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

ARTICLE 3

ADDITIONAL PROVISIONS

3.1        Modifications to Loan Documents

(a)        Loan Agreement.

(i)                     Notwithstanding any provision in any Loan Document, the following transfers shall constitute permitted transfers (subject only to any conditions set forth below) and shall not require Lender’s consent:

(1)                     the issuance sale, conveyance, transfer or other disposition (each, a “REIT Share Transfer”) of any shares of common stock (the “REIT Shares”) in the REIT so long as (A) at the time of the REIT Share Transfer, the REIT Shares are registered with and subject to the rules and regulations of the Securities Exchange Act of 1934 (the “Exchange Act”) and either (i) sold through brokerdealers, financial advisors or registered investment advisers who are registered with the Securities and Exchange Commission (the “SEC”) or the Financial Industry Regulatory Authority (“FINRA”) or (ii) otherwise sold in a private placement offering exempt from registration under the Securities Act of 1933 (the “Securities Act”), and (B) the REIT Share Transfer does not result in or cause a Change of Control;

(2)                     the issuance, sale, conveyance, transfer or other disposition (each an “OP Transfer”), of any limited partnership interests (the “OP Interests “) in the Operating Partnership so long as (A) at the time of the OP Transfer, the REIT Shares are registered with and subject to the rules and regulations of the Exchange Act, and either (i) sold through brokerdealers, financial advisors or registered investment advisers who are registered with the SEC or FINRA or (ii) otherwise sold in a private placement offering exempt from registration under the Securities Act, and (B) the OP Transfer does not result in or cause a Change of Control;

For purposes of this Section, a “Change of Control” shall occur when: (i) the Operating Partnership is no longer the sole member of Borrower, (ii) the REIT is no longer the sole general partner of the Operating Partnership, (iii) the REIT and OP are no longer the guarantors/indemnitors of the Loan, (iv) one person (as such term is defined in the Security Instrument) or group of affiliated persons, other than the REIT, acquires more than 49% of the REIT Shares or the OP interests in one or a series of transactions, (v) the successor to The GC Net Lease REIT Advisor, LLC, a Delaware limited liability company (the “REIT Advisor”) is not approved in writing by Lender pursuant to Section 3.1(a)(ii) below, (vi) Griffin Capital no longer owns, directly or indirectly, at least 51% of the REIT Advisor, (vii) Shields no longer owns, directly or indirectly, at least 51% of the REIT Advisor, or (viii) if the REIT enters into a merger, consolidation or other business combination, or a sale of all or substantially all of the REIT’s assets and/or ownership interests which results in the REIT or the OP not being the surviving entity or Borrower otherwise no longer being controlled by the REIT.

In addition to the occurrence of any of the foregoing events causing a “Change of Control,” the occurrence of any of the foregoing events, without first obtaining Lender’s written consent, shall also constitute a prohibited transfer resulting in (i) an Event of Default under Section 9.1(d) of the Security Instrument, (ii) an event for which Borrower shall become liable for the entire Debt under Section 10(a)(i)(B) of the Note, and (iii) an event for which New Indemnitor shall become liable for the entire Debt under clause (v) of the paragraph following Section 1.2(A)(g) of the Guaranty.

(ii)                     Change in REIT Advisor. In the event that the independent directors of the REIT decide (in accordance with their fiduciary responsibility under applicable law) to cause the REIT to terminate the Advisory Agreement with the REIT Advisor, New Borrower shall provide or shall cause the REIT to provide written notice to Lender of such termination on or before the effective date thereof and shall solicit the prior written consent of Lender prior to selecting a successor advisor for the REIT. The successor advisor shall be reasonably acceptable to Lender. New Borrower shall submit or shall cause the REIT to submit a request to Lender for approval of the successor advisor on or before the effective date of the termination of REIT Advisor or any previously approved successor advisor to REIT Advisor. Lender shall grant or deny such request within sixty (60) days of its receipt of the request and all information Lender requires to evaluate and process the consent for the successor advisor. If Lender fails to respond within such sixty (60) day period, such failure shall be deemed the consent and approval of Lender of the successor advisor if (A) if New Borrower has delivered to Lender the applicable information with the notation “FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN SIXTY (60) DAYS FROM RECEIPT SHALL BE DEEMED TO BE LENDER’S APPROVAL,” prominently displayed in bold, all caps in fourteen point font or larger in the transmittal letter requesting approval, and (B) Lender does not approve or reject the request within sixty (60) days from the date Lender receives the request and the required information.

(iii)                     Tenant in Common Provisions. Sections 8.4(f), (g), (h), and (i) and all of Article 22 of the Security Instrument (and any capitalized terms defined therein) and any of the other Loan Documents that may refer to such sections or defined terms are hereby deleted in their entirety.

(iv)                     Other TIC Related Terms. All references in the Security Instrument and the other Loan Documents to the terms, “tenant in common,” “tenant-in-common,” “Individual Borrower,” “co-tenancy” and similar words relating to the tenant in common ownership of the Project are also hereby deleted in its entirety.

(v)                     Kevin Shields. Shields hereby agrees that so long as the Loan is outstanding, Shields shall maintain not less than Two Million Two Hundred Twenty Seven Thousand Seven Hundred Eighty Four (2,227,784) units of limited partnership interests in the Operating Partnership, having an initial book value, as determined under GAAP, equal to at least $22,000,000.00.

     (b)        Cash Management Agreement.

         (i)                 All references to the term “Deposit Account” in the Cash Management Agreement (as defined in Exhibit B attached hereto) and in any of the other Loan Documents shall hereafter mean and refer to the Deposit Account described and defined in that certain Deposit Account Control Agreement dated as of the date hereof, among Borrower, Lender, PNC Bank, National Association and Midland Loan Services, a division of PNC Bank, National Association

         (ii)                 Notwithstanding anything in Section 3.1 of the Cash Management Agreement to the contrary, all funds on deposit in the Deposit Account shall be disbursed in the same order of priority as such funds would be disbursed under Section 3.2 of the Cash Management Agreement, provided, however, that until an actual Cash Sweep Trigger occurs, all funds remaining in the Deposit Account, after application of such funds under clauses (i) through (vii) of Section 3.2, shall be disbursed to or at the direction of New Borrower.

         (iii)                 The last paragraph of Section 3.2 the Cash Management Agreement is hereby deleted in its entirety.

     (c)        References to Loan Documents. All references in the Security Instrument and the other Loan Documents to the Security Instrument and the other Loan Documents shall hereafter mean and refer to the Security Instrument and the other Loan Documents, as modified by the terms hereof.

3.2        Consent of Lender. Subject to the terms of this Agreement, Lender hereby consents to the Requested Actions. Borrower Parties agree that this Agreement shall not be deemed an agreement by Lender to consent to any other transfer or conveyance of the Project or assumption of the Loan, or a consent to any secondary financing or secondary encumbrance on the Project or New Borrower or any interests in New Borrower.

3.3        Release of Current Indemnitor and Original Borrower. By its execution hereof, Lender hereby releases (a) Individual Guarantors (as defined in the Joinder by and Agreement of Current Guarantors attached hereto (the “Current Guarantor Joinder”)) from their respective obligations under the Guaranty (as defined in Exhibit B attached hereto) from and after the Acquisition Date in accordance with and subject to the terms of the Current Guarantor Joinder and (b) Original Borrower for any acts or events occurring or obligations arising under the Loan Documents after the Acquisition Date with the exception of any liability of an Original Borrower based upon (i) any material misrepresentation of such Original Borrower in this Agreement or any other document executed in connection herewith and/or ((ii)) any of their environmental obligations under Section 1.2(A) of the Guaranty (“Environmental Indemnity Obligations Under Guaranty”) that are caused by such Original Borrower or any of their agents or result from the existence of conditions existing prior to the Acquisition Date or migrating to or from any portion of the Project prior to the Acquisition Date, or result from a violation of Environmental Law (as defined in the Loan Documents) prior to the Acquisition

Date. Original Borrower shall bear the burden of proving when Hazardous Substances (as defined in the Loan Documents) first existed upon, about or beneath the Project or began migrating to or from the Project and when a violation of Environmental Law first occurred; provided, however, the foregoing burden of proof is for the benefit of the Lender, its successors and assigns, and is not for the benefit of any other party.

3.4        UCC Filings. New Borrower hereby grants and confirms unto Lender a first lien priority interest in all of New Borrower’s personal property and all of the fixtures located at the Project to the maximum extent permitted by the Uniform Commercial Code (“UCC”). Borrower Parties hereby consent to the filing of any financing statements or UCC forms required to be filed in the applicable states or any other applicable filing office, including, but not necessarily limited to, the state of organization of New Borrower and in the Records (collectively “Filings”) in order to perfect or continue the perfection of said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the UCC, as amended subsequent to the making of the Loan, said Filings may be made by Lender without the consent or signature of either of the Borrower Parties.

3.5        References to Loan Documents. All references to the term “Loan Documents” in the Security Instrument and the other Loan Documents shall hereinafter be modified to include this Agreement and all documents executed and/or required in connection with the Requested Actions.

ARTICLE 4

MISCELLANEOUS PROVISIONS

4.1        No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing at law.

4.2        No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents or at law. No delay or failure on the part of any party hereto in the exercise of any right or remedy under this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party hereto contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions. Any party hereto may in writing expressly waive any of such party’s rights under this Agreement without invalidating this Agreement.

4.3        Successors or Assigns. Whenever any party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the parties, whether so expressed or not.

4.4        Construction of Agreement. Each party hereto acknowledges that it has participated in the negotiation of this Agreement and no provision shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Borrower Parties at all times have had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower Parties, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the parties with respect to the subject matters. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this Agreement are the free and voluntary act of Borrower Parties.

4.5        Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

4.6        Notices. Except as otherwise specifically provided to the contrary, any and all notices, elections, approvals, consents, demands, requests and responses (“Communications”) permitted or required to be given under this Agreement and the Loan Documents shall not be effective unless in writing, signed by or on behalf of the party giving the same, and sent by certified or registered mail, postage prepaid, return receipt requested, or by hand delivery or a nationally recognized overnight courier service (such as FedEx), to the party to be notified at the address of such party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section. Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this Section. Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:

WELLS FARGO BANK, N.A., AS TRUSTEE

c/o Midland Loan Services, Inc.

CMBS Asset Management

10851 Mastin

Overland Park, Kansas 66210

Re: JPMCC 2006-LDP6; Loan No.: 030256201

With a copy to:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attn: Director of Servicing

Re: JPMCC 2006-LDP6 Loan No.: 030256201

and, if given to Original Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

c/o Griffin Capital

2121 Rosecrans Avenue, Suite 3321

El Segundo, California 90245

Attn: Kevin A. Shields

Facsimile: (310) 606-5910

With a copy to:

Mary Higgins, Esq.

c/o Griffin Capital

790 Estate Drive, Suite 180

Deerfield, IL 60015

Facsimile: (847) 267-1237

and, if given to New Borrower, must be addressed as follows, subject to change as provided above:

The GC Net Lease (Carlsbad) Investors, LLC

c/o Griffin Capital

2121 Rosecrans Avenue, Suite 3321

El Segundo, California 90245

Attn: Kevin A. Sheilds

Facsimile: (310) 606-5910

With a copy to:

Mary Higgins, Esq.

c/o Griffin Capital

790 Estate Drive, Suite 180

Deerfield, IL 60015

Facsimile: (847) 267-1237

4.7        Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State in which the Project is located.

4.8        Headings; Exhibits. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

4.9        Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Lender’s consent to the Requested Actions shall not be deemed to constitute Lender’s consent to any provisions of the organizational documents that would be in violation of the terms and conditions of any of the Loan Documents.

4.10      Time of Essence; Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

4.11      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

4.12      New Guarantor Joinder. New Guarantor (as defined in the Joinder By and Agreement of New Guarantor attached hereto) shall assume the obligations of Current Sponsor Guarantor (as defined in the Current Guarantor Joinder) under the Guaranty pursuant to the Joinder by and Agreement of New Guarantor attached hereto.

4.13      WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER PARTIES HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE SECURITY INSTRUMENT, THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER PARTIES.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The parties have executed and delivered this Agreement as of the day and year first above written.

LENDER:

WELLS FARGO BANK, N.A., A NATIONAL BANKING ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-LDP6

By:	LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, as attorney-in-fact

	By:	/s/ Randolph J. Wolpert
Randolph J. Wolpert, Vice President
[notarized]

The parties have executed and delivered this Agreement as of the day and year first above written.

ORIGINAL BORROWER:

GRIFFIN CAPITAL (CARLSBAD POINTE) INVESTORS, LLC, a Delaware limited liability company

By:	Griffin Capital Corporation, a California corporation,
Its:	Sole Member

	By:	/s/ Kevin A. Shields
Kevin A. Shields, CEO
[notarized]

The parties have executed and delivered this Agreement as of the day and year first above written.

TIC 1 – TIC 29:

[executed by an authorized signatory]
[notarized]

The parties have executed and delivered this Agreement as of the day and year first above written.

NEW BORROWER:

THE GC NET LEASE (CARLSBAD) INVESTORS, LLC, a Delaware limited liability company

By:	The GC Net Lease REIT Operating Partnership, L.P., a Delaware limited partnership, its Sole Member

	By:	The GC Net Lease REIT, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Kevin A. Shields
Kevin A. Shields, President
[notarized]